As filed with the Securities and Exchange Commission on June 23,
1999
Registration No.

FORM S-4
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THEINTERNETCORP.NET, INC.
(Name of small business issuer in its charter)

3158 Redhill Avenue, Suite 240, Costa Mesa, CA 92626 (949) 770-2578 (Address and telephone number of Registrant's principal executive offices and principal place of business)


Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Las Vegas, Nevada 89102 (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

CALCULATION OF REGISTRATION FEE
Title of each
class of
securities to
be registered
Amount to be
registered (1)
Proposed
maximum
offering price
per unit (12)
Proposed
maximum
aggregate
offering price
Amount of
registration
fee
Common shares
12,670,000
1.00
12,670,000
$3,522.26





(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Cycle-Parts.com, Inc. ("CPCI"), pursuant to an Agreement and Plan of reorganization dated May 28, 1999.
(2) Estimated solely for purposes of calculating the registration fee. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


THEINTERNETCORP.NET, INC.
CROSS REFERENCE SHEET
(Showing Location in the Prospectus/Proxy of Information
Required by Items 1 through 19, Part I, of Form S-4)
Item in Form S-4	Prospectus/Proxy Caption

1.
Front of Registration
Statement and Outside
Front Cover of
Prospectus
Facing Page of Registration
Statement; Outside Front Page
of Prospectus
2.
Inside Front and Outside
Back Cover Pages of
Prospectus
Inside Front Cover Page of
Prospectus; Outside Back Page
of Prospectus
3.
Summary Information and
Risk Factors
Prospectus Summary; Risk
Factors
4.
Terms of Transaction
Prospectus Summary - The
Merger; The Transaction; Tax
Consequences
5.
Pro Forma Financial
Information
Pro Forma Financial Information
6.
Material Contacts with
Company Being Acquired
Management; Certain Transaction
7.
Reoffering by Persons
deemed Underwriters
Shares Eligible for Future Sale
8.
Interest of Named
Experts and Counsel
Experts; Legal Matters
9.
Disclosure of Commission
Position on
Indemnification for
Securities Act
Liabilities
Indemnification of Directors
and Officers
14.
A. Description of
Business
TICI - Business

B. Description of
Property
Properties

C. Legal Proceedings
Legal Proceedings
17.
Information regarding
CPC
The Companies; Certain
Transactions CPC - Business
18.
Information if Proxies,
Consents or
Authorizations are to be
Solicited
Proxy Information
SUBJECT TO COMPLETION, DATED June 18, 1999
PROSPECTUS/PROXY STATEMENT
THEINTERNETCORP.NET, INC.
A Nevada Corporation

This Prospectus/Proxy relates to the proposed merger between THEINTERNETCORP.NET, INC. ("TICI") with Cycle-Parts.com, Inc.,
("CPC"), pursuant to an Agreement and Plan of Reorganization dated
May 28, 1999.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" and "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock. See "RISK FACTORS" and "DESCRIPTION OF
SECURITIES".

TICI intends to apply for inclusion of the Common Stock on the National Association of Securities Dealers OTC Bulletin Board ("OTC BB")("NASDAQ"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. Additionally, even if the Company's securities are accepted for quotation and active trading develops, TICI is still required to maintain certain minimum criteria, of which there can be no assurance that TICI can meet these criteria in the future. (See "RISK FACTORS").

The date of this Prospectus/Proxy Statement is June 18, 1999.



AVAILABLE INFORMATION

TICI filed a Form 10SB with the Securities and Exchange Commission (the "Commission") on May 12, 1999, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

Reports and other information filed by TICI can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement. TICI's Form 10SB is hereby incorporated herein by reference. This includes the following Exhibits:

3.1
Articles of Incorporation - TICI
3.2
By-Laws - TICI

TICI will provide copies of its Form 10SB and any exhibit upon request made to TICI's offices, as identified herein.

ITEM 3.	PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

THE COMPANIES

TheInternetCorp.net, Inc. ("TICN") was organized under the laws of the State of Nevada on

April 28, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Cycle-Parts was incorporated in Florida in March,1999. Cycle-Parts sells original manufacturer equipment motorcycle parts exclusively through the internet. Cycle-Parts is presently talking to Honda regarding getting a licensing agreement to use their name, Honda motorcycle pictures, and parts numbering system on its website.

From the start of its website under the name of InternetMotorcycleParts.com in May, 1996 through March, 1999, the business was operated as a sole proprietorship by Mr. Robert Rill, the president of Cycle-Parts. The main operating activities consisted of recruiting personnel, developing the technological structure necessary to operate the website and process orders, building operating structure, establishing distributor relationships necessary to fulfill the parts orders. The business has been operational since 1996 and has been selling motorcycle parts over the internet.

Cycle-Parts was incorporated in March, 1999 in Florida.  On March
16, 1999, Cycle-Parts.com acquired the domain name, the website and related software for the on-line e-commerce motorcycle parts sales business. The former website is linked to this new website.

Cycle-Parts is the leading e-commerce provider of original equipment manufacturer motorcycle parts. Original equipment manufacturer motorcycle parts are those made by the original manufacturer of a motorcycle. Cycle-Parts offers these parts at a discount of from 10% to 45% below the retail price. Cycle-Parts' customers are either present owners of the model motorcycles carried by Cycle-Parts or they are small parts shop or repair shop owners who repair these motorcycles.

According to Motorcycle On-Line an estimated 900,000 motorcycle owners currently use the internet. These motorcycle users have a mean income of $50,000 a year, and 75% of who require original equipment parts to repair or restore their motorcycle. The average cost to the motorcycle owner for these parts is $350. This allows for a current potential market of $315 million in motorcycle part sales by internet users, which at current rates will double each year.

We plan to capitalize on our technology and the internet to develop a direct-to-customer relationship in the parts industry. To date, we are not aware of any other business that has developed similar direct-to-customer discount parts sales in the online parts industry. This could be because, until recently, no medium existed that could accommodate both a high volume of traffic in the logistical infrastructure necessary to provide information and target customers in an efficient and economical manner.
TICN's executive offices are located at 3158 Redhill Ave., Ste. 240, Costa Mesa, California 92626; and its telephone number is 714-428-0632.

CPC's executive offices are located at 2950 S.W. Archer Road, Suite C, Gainesville, Florida 32608; and its telephone number is 352-378-2274.

THE MERGER - SUMMARY

TICN has entered into an Agreement and Plan of Reorganization with CPC. At some time after the effective date of this Registration Statement, CPC is to be acquired by TICN by an exchange of shares with CPC, which will become a wholly owned subsidiary of TICN. The Reorganization requires TICN to issue 12,660,000 shares of common stock, $.001 par value, to the existing shareholders of CPC for 12,660,000 shares of common stock of CPC, $0.01 par value.

The Shareholders of TICN and CPC will vote on this Reorganization at a special meeting to be held July 1, 1999 or any extension thereof necessitated by the effective date of this Registration Statement.

Securities Outstanding Prior to the Offering:  TICN Common Stock
1,000,000 Shares

Subsequent to the Offering: TICN Common Stock 12,670,000 Shares



RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.
Dependence Upon Management. After the Merger, we will be substantially dependent upon the personal efforts and ability of our President, Secretary, and Directors, Karen Bohringer, Terry Cuthbertson, and Gerald I. Quinn.
The loss or inability of Karen Bohringer, Terry Cuthbertson, and Gerald I. Quinn to perform any of their respective duties may have a serious adverse effect upon our activities and could significantly delay the achievements of our economic goals. (See "MANAGEMENT"). Requirement of Audited Financial Information for Businesses That May Be Acquired. We will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should we contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to us. We may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to us.
No Assurance of NASD Listing. Prior to this Offering, no public trading market existed for the Common Stock of TICN. There can be no assurances that a public trading market for the Common Stock will develop or that a public trading market, if developed, will be sustained. Although we anticipate that we will be eligible for inclusion on the OTC BB as of the Effective Date. Consequently, there can be no assurance that a regular trading market, other than OTC trading, for our securities will develop after the completion of the Reorganization. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities are not listed on OTC BB, the listing is not maintained, or a public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so. Dilution. Upon completion of the Reorganization and without giving effect to the exercise of any warrants, the net tangible book value per share of TICN's Common Stock will be $201,887.00 representing an immediate increase of approximately $.014 per share in net tangible book value, or 1,400%.
No Dividends. We have paid no dividends on its Common Stock since its inception and do not intend to pay dividends on our Common Stock in the foreseeable future. Any earnings which we may realize in the foreseeable future will be retained to finance our economic growth (See "DESCRIPTION OF SECURITIES").
Loss of Control of Company by Present Shareholder After Offering.
  After completion of the reorganization, our present shareholder will own less than 1% of the shares then outstanding. Accordingly, as a practical matter, the present shareholder will no longer be in a position to elect all of our directors and control its policies.
 (See "DILUTION," and "PRINCIPAL SHAREHOLDERS").

Shares Available for Resale. The 12,660,000 shares of our Common Stock will be free trading securities and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of our Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock in any market which may develop (See "DILUTION" and "CERTAIN TRANSACTIONS").
ITEM 4.	TERMS OF TRANSACTION
THE SPECIAL MEETING
A special meeting of the shareholders of TICN and CPC will be held at the executive offices of TICN at 3158 Redhill Ave., Ste. 240, Costa Mesa, California on July 1, 1999 at 1:00 pm, Pacific Standard Time or any extension thereof necessitated by the effective date of this Registration statement.
At the special meeting, holders of TICN/CPC shares will consider and vote upon (i) a proposal to adopt the Agreement and Plan of Reorganization attached as Schedule A to this Prospectus/Proxy (the "Reorganization Agreement") providing for the Reorganization of CPC, becoming a wholly owned subsidiary of TICN, and the issuance to CPC shareholders of 12,660,000 common shares of TICN for each share of CPC in connection therewith, (ii) for the election of new officers and directors of TICN and (iii) any other matters that may properly come before the special meeting.
The record date for the special meeting is May 30, 1999  (the
"Record Date").
The affirmative vote of the holders of a majority of the outstanding shares of TICN and CPC Common Stock entitled to vote thereon is required to adopt the Reorganization Agreement
All shares of TICN and CPC Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with
the instructions indicated on such proxies.   If no instructions are
indicated, such proxies will be voted for the adoption of the Reorganization Agreement.
Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of CPC in writing or in open meeting or (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of CPC before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to TICN or CPC as the case may be, Attention: Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the special meeting.
THE TRANSACTION
CPC is to exchange all of its issued and outstanding common shares in the amount of 12,660,000 for 12,660,000 common shares of TICN.
 CPC will become a wholly owned subsidiary of TICN.
In accordance with the Reorganization Agreement, on its effective date, the officers and directors of TICN shall resign, and will be replaced by Karen Bohringer, Terry Cuthbertson, and Gerald I. Quinn, who will remain as officers and directors of TICN.
On the effective date of the Reorganization Agreement, each of the 12,660,000 outstanding shares of CPC common stock shall be exchanged for 12,660,000 shares of TICN common stock. On the effective date of the Reorganization Agreement, each share of CPC common stock shall be exchanged for and converted into one share of TICN common stock.. Of the 1,000,000 common shares of TICN outstanding prior to the effective date of the Reorganization Agreement, the sole shareholder of TICN will sell 990,000 shares back to the Company for $1.00, and the retain 10,000 shares. After the Reorganization, there will be 12,670,000 shares of TICN shares outstanding.
In addition, the 2,000,000 five year warrants granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each) to purchase 2,000,000 shares of CPC common stock at an exercise price of $.10 per share shall be exchanged for warrants to purchase 2,000,000 shares of TICN common stock at an exercise price of $.10 per share.
TAX CONSEQUENCES
The Reorganization contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended.
ITEM 5.	PRO-FORMA FINANCIAL INFORMATION

TheInternetCorp.Net, Inc.
Pro-Forma Combined Balance Sheet
March 31, 1999
(Unaudited)





TICI

TICI
CPCI
Pro Forma
Combined

April 30, 1999

Adjustments
 Pro Forma
Current Assets




Cash
$           0
$
6,525

$    6,525
Accounts Receivable
From Related Parties
765
197,593

198,358
Total Current Assets
765
204,118
0
204,883





Intangible Assets,
net
235


 235
Total Assets
1,000
204,118
0
205,118





Liabilities And
Shareholders Equity:




Accounts Payable and
Accrued Expenses
 -
 3,231

 3,231





Shareholders'
Equity:




Common Stock
 1,000
 206,741

 207,741
Accumulated Deficit
 -
 (5,854)

 (5,854)
Total Shareholders'
Equity
 1,000
 200,887
 -
 201,887
Total Liabilities
and Shareholders'
Equity
 1,000
 204,118
 -
 205,118






TheInternetCorp.Net, Inc.
Pro-Forma Combined Condensed Statement of Operations
For the Three Months Ended March 31, 1999
(Unaudited)





TICI

TICI

Pro Forma
Combined

Historical
CPCI
Adjustments
Pro Forma
Sales
$      -

$  27,274

$27,274
Cost of Sales
 -
 22,317

 22,317
Gross Profit
 -
 4,957
 -
 4,957





Operating Expenses
 -
 10,811

 10,811





Net Loss
 -
 (5,854)
 -
 (5,854)





Net Loss Per Share
 -


 (0.00)
Weighted Average
Shares Outstanding

12,660,000


 12,660,000

TheInternetCorp.Net, Inc.
Pro-Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 1998
(Unaudited)





TICI

TICI

Pro Forma
Combined

Historical
CPCI
Adjustments
Pro Forma
Sales
$      -

$ 78,486

$   78,486
Cost of Sales
 -
 55,528

 55,528
Gross Profit
 -
 22,958
 -
 22,958





Operating Expenses
 -
 56,237

 56,237





Net Loss
 -
 (33,279)
 -
 (33,279)
Net Loss Per Share
 -


 (0.00)
Weighted Average
Shares Outstanding

12,660,000


 12,660,000

ITEM 6.	MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Agreement and Plan of Reorganization with CPC, the outstanding common stock of CPC shall be exchanged for shares of our common stock on a one for one basis as provided for in the Agreement. Also warrants granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each) to acquire shares of CPC shall be exchanged for warrants to acquire TICN's stock.



ITEM 7.	REOFFERING BY PERSONS DEEMED UNDERWRITERS

Upon the consummation of this Reorganization, we will have 12,670,000 shares of Common Stock outstanding (not including warrants). Of these shares, the 12,660,000 shares issued in the Reorganization will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with us) which will be subject to the limitations of Rule 144 adopted under the Act.
ITEM 8.	INTEREST OF NAMED EXPERTS AND COUNSEL

	No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

ITEM 9.	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The bylaws of TICN do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of CPC do provide for such indemnification, and management intends that the bylaws of each company shall provide for indemnification of officers and directors to the extent permitted by Nevada law for TICN and by Florida law for CPC.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.
ITEM 14.	INFORMATION WITH RESPECT TO REGISTRANT
TICI - BUSINESS
TheInternetCorp.net, Inc. ("TICN") was organized under the laws of
the State of Nevada on April 29, 1999.   Since inception, our
primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.
DILUTION
The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.
At May 30, 1999, we had outstanding an aggregate of 1,000,000 shares of Common Stock having an aggregate net tangible book value of $1.000 or $.001 per share. After giving effect to the 12,660,000 shares to be issued in connection with the Reorganization, the 990,000 to be sold back to the Company for $1.00, and the retention of 10,000 shares by the original shareholder, the pro forma net tangible book value of the Common Stock would be $201,887 or approximately $.014 per share. This represents an immediate increase in pro forma net tangible book value of $.013 per share. Additionally, we may, in the future, issue shares of its Common Stock for whatever business purposes we deem valid. Such issuances of shares of Common Stock, including shares issuable pursuant to a company stock option plan, may result in a further dilution of the
 interest  of  our   shareholders as well as the percentage of
ownership of purchasers of shares in this Offering.
CAPITALIZATION
The following table sets forth the capitalization of TICI as of April 30, 1999 and as adjusted to give effect to the securities currently issued and outstanding, and the issuance of securities in connection with the Merger. For a description of the Common Stock see "DESCRIPTION OF SECURITIES."


Actual
As Adjusted
Short Term Debt
0
0
Shareholders' Equity:
Common Stock, $.001 par value;
50,000,000 shares authorized;
1,000,000 shares issued and
outstanding;
12,670,000 shares issued as adjusted
1,000
201,887
Paid in Capital
0
0
Retained Earnings
0
0
Total Shareholders' Equity
1,000
1,000
Total Capitalization
1,000
201,887
SELECTED FINANCIAL INFORMATION
The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See
"FINANCIAL STATEMENTS".
THEINTERNETCORP.NET, INC.
(A DEVELOPMENT STAGE COMPANY)
PERIOD ENDING APRIL 30, 1999

April 30, 1999
SUMMARY OF OPERATING REVENUES

General, selling and administrative
expenses
0
NET PROFIT

Net profit per common share
      0
Summary balance sheet data
0
Total assets
765


MANAGEMENT
As of May30, 1999, the Board of Directors consisted of Mr. Vincent van den Brink, who is also our President, and Secretary

Name / Title / Address
Age
Start of Term
on TICI Board
Start of Term on
CPC Board
Vincent van den Brink
3158 Redhill Avenue
Suite 240
Costa Mesa, CA  92626

52
April 29, 1999
July 1, 1999

VINCENT VAN DEN BRINK

Mr. Van den Brink has been President, Secretary and Director of the Issuer since April 29, 1999. Since October 1997 to present, he has been a Financial Consultant with Airway Capital, Costa Mesa, California, providing asset based lending, factoring, equipment leasing, and export financing for various businesses. From June 1985 until May 1997, he was a Business Consultant writing business plans and business development plans for companies across the country. Since 1978 to present, in addition to working for the above companies, he has been operating an export business providing export consulting, exporting products and sourcing products for international clients. He holds degrees in automotive engineering, business administration, and small business management. He is fluent in English, Dutch, German and Afrikaans.
PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our Common Stock (i) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of our outstanding Common Stock; each of our directors; and directors of the Company as a group:


Security ownership of certain beneficial owners Security ownership of certain beneficial owners - THEINTERNETCORP.NET, INC. as of May 30, 1999 - Pre-Merger

Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of
Class
Common
Vincent van den Brink
3158 Redhill Avenue
Suite 240
Costa Mesa, CA
1,000,000
100%
Common
Officers and Directors (1
person)
1,000,000
100%
Post-Merger - shown in common stock of the new company
Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of
Class
Common
Robert Hill (1)
2950 S.W. Archer Road
Suite C
Gainesville, FL  32608
1,670,000
13.2%
Common
Karen Bohringer (2)
5,250,000
41.4%
Common
Terry Cuthberson
100,000
 .8%
Common
Gerald I. Quinn
100,000
 .8%
Common
Officers and Directors
(2 individuals)
5,450,000
43%
(1) Robert Rill owns 1,225,000 shares along with his wife, Tara Rill, who owns 220,000, and 200,000 owned by Strategic Capital
Advisors, a company owned by Mr. Rill.
(2) Karen Bohringer, and her husband John Bohringer, along with other family members, own Goldenvale Investment Holdings, Ltd., owner of 5,250,000 shares.

Resumes of Post-Merger Officers and Directors

TERRY CUTHBERTSON

After the exchange closes, Mr. Cuthbertson, 49, will be the president and director of TICN. From 1995 to 1999, Mr. Cuthbertson was the Director of Finance of Tech Pacific Group, the largest distributors of information technology and telecommunications products in the Asia-Pacific region. Tech Pacific is part of the worldwide Hagemeyer Group of the Netherlands. Hegemeyer is publicly listed on the Amsterdam Stock Exchange with worldwide revenues exceeding US $7 billion. Prior to joining Tech Pacific, he spent the previous 25 years with KPMG Peat Marwick, Sidney, Australia. While at KPMG, he worked as a partner in both Audit Services and KPMG Corporate Services, where he was involved in company refinancing, public offerings, merger acquisition reviews, and company restructuring . He was made a director of KPMG Corporate
(NSW) Pty. Ltd. in 1989. He received a Bachelor of Business degree in 1981 from the New South Wales University of Technology, Accounting Procedures Certificate from St. George Technical College and is an Associate of the Institute of Chartered Accountants in Australia.


GERALD I. QUINN

After the exchange, Mr. Quinn, 56, will be Vice-President, Secretary and a Director of TICN. In May, 1996 to present, Mr. Quinn became the Chief Executive Officer and a Director of Wavetech International, Inc., a reporting public company. Prior to this, he was President of Interpretel (Canada) Inc., a subsidiary of Wavetech, from 1995 to 1996. From 1986 to 1994, Mr. Quinn was Vice President of University Affairs and Development at the University of Guelph, one of Canada's leading teaching and research universities, where he was responsible for marketing, image development, constituent relations and media relations, including systems development, telemarketing and the development, telemarketing and the development of affinity programs. Since 1984, Mr. Quinn has served as a consultant to Cableshare Interactive Technology, Inc., a Canadian TSE listed public company that operates in the interactive television industry and became a director in 1993. In 1997, Mr. Quinn negotiated a merger of Cableshare into Source Media, Inc. (NASDAQ: SRCM).

KAREN BOHRINGER

After the exchange, Ms. Bohringer, 39, will be a director of TICN. From 1990 to present, Ms. Bohringer is the owner of Bohringer & Associates, a computer training company in Queensland, Australia.
 Karen attended school at Loreto Convent, Brisbane. In 1983 Karen moved to the United States to undertake computer programming studies. In 1986 she received a Certificate with Honors from Harvard University, Boston, MA in Advanced Cobol Programming and a Diploma in 1985 from the American Institute of Computer Programming in Atlanta, GA. Upon returning to Australia, Karen lectured on programming languages at Hales Private College, Melbourne, for 18 months. From 1987 to 1989, she became the Australian Training Manager for MAI Basic Four, an American computer hardware/software company, and traveled extensive completing software installations and staff training. In 1990, she formed Bohringer & Associates, to do contract computer training for such companies as the Australian Securities Commission, Australian Wool Corporation, B.H.P., Shell Oil, the Supreme Court, the Premiers Department, Director of Public Prosecutions, Department of Health, and the Department of Housing.
 Ms. Bohringer has lectured as the Royal Melbourne Institute of Technology on Pascal Programming.

MARKET PRICE AND DIVIDEND POLICY

Registrant's common stock is not traded.
The Registrant has never paid a cash dividend and has no present intention of so doing.

DESCRIPTION OF SECURITIES

TICN Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference. The Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Company's Certificate of Incorporation, as amended, authorizes 50,000,000 shares of $.001 par value Common Stock, of which 1,000,000 shares were issued and outstanding as of May 30, 1999. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer  Agent. The Transfer Agent and Registrar for the Common
Stock is Pacific Stock Transfer Company, Las Vegas, NV.

Warrants. No TICN warrants are outstanding. Warrants which were granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each) to acquire shares of CPC shall be exchanged for warrants to acquire TICN's stock..

LITIGATION

No material legal proceedings are pending to which TICI or any of its property is subject and to the knowledge of TICI, there are no other proceedings threatened.

ITEM 17.	INFORMATION WITH RESPECT TO CPC

CPC - BUSINESS

Cycle-Parts sells original manufacturer equipment motorcycle parts exclusively through the internet. From the start of its website under the name of InternetMotorcycleParts.com in May, 1996 through March, 1999, the business was operated as a sole proprietorship by Mr. Rob Rill, the President of Cycle-Parts. The main operating activities consisted of recruiting personnel, developing the technological structure necessary to operate the website and process orders, building operating structure, and establishing distributor relationships necessary to fulfill the parts orders.

Cycle-Parts. was incorporated in March, 1999 in Florida. On March 16, 1999, Cycle-Parts.com acquired the domain name, the website and related software for the on-line e-commerce motorcycle parts sales business. The former website is linked to this new website.

Cycle-Parts.com is the leading e-commerce provider of original equipment manufacturer ("OEM") motorcycle parts. Original equipment manufacturer motorcycle parts are those made by the original manufacturer of a motorcycle. Cycle-Parts offers these parts at a discount of from 10% to 45% below the retail price. Cycle-Parts now can supply parts for motorcycle for Honda, Suzuki, Yamaha, and Kawasaki motorcycles. We are in the process of adding more models of motorcycles so as to increase our parts coverage. We also plan to make available parts for other brands of motorcycles.

Cycle-Parts' customers are either present owners of the model motorcycles carried by Cycle-Parts or they are small parts shop or repair shop owners who repair these motorcycles. To date, we are not aware of any other business that has developed similar direct-to-customer discount parts sales in the online parts industry. This could be because, until recently, no medium existed that could accommodate both a high volume of traffic in the logistical infrastructure necessary to provide information and target customers in an efficient and economical manner. After the Merger, Cycle-Parts will operate as a wholly owned subsidiary of TICN.

Security Ownership of Certain Beneficial Owners -
Cycle-Parts.com, Inc. as of May 28, 1998  - Pre-merger

Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of
Class
Percent of
Class -
Diluted
Common
Robert A. Rill
1,670,00
13.2%
13.28%
Common
Officers and Directors
(1 individuals)
 1,670,000
13.2%
13.28%

CPC - SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See
"FINANCIAL STATEMENTS".



Cycle Parts.com, Inc.
Period Ended March 31,1999


March 31,
1999



SUMMARY OF OPERATIONS




REVENUES
27,274



COSTS OF SALES
22,317



TOTAL OPERATING EXPENSES
10,811



OTHER INCOME
0



EXTRAORDINARY ITEMS
0



NET PROFIT
(58,854)



NET PROFIT PER COMMON
SHARE BASIC
0



DILUTED
0



SUMMARY BALANCE
SHEET DATA




TOTAL ASSETS

204,118



INFORMATION REGARDING CPC SECURITIES

CPC's stock is not traded.

As of May 28, 1999 CPC had 12,660,000 shares of common stock outstanding, together with 2,000,000 warrants convertible into 2,000,000 common shares. CPC has never paid a cash dividend and has no present intention of so doing. There are no recent sales of CPC's unregistered securities to be reported.

CPC - MANAGEMENT

Robert A. Rill is the President and Chairman of the Board of Directors of CPC.

Mr. Robert A. Rill, 28 is the President and founder of Cycle-Parts.Com, Inc. He started this internet company which specializes in the distribution of OEM motorcycle parts using internet as its exclusive method of distribution in March of 1999, under the domain name Cycle-Parts.com. Prior to starting the company Mr. Rill had been developing this internet site over a three year period operating under the name "Internet Motorcycle Parts" from July 1996
to March 1999.   Mr. Rill is also the President and founder of
Strategic Funding Group Inc. He started this company in July 1996 which specializes in automobile title loans. Since inception the company has successfully loaned over $1,000,000 in micro cap loans to customers of a broad demographic and credit background. Mr. Rill has successfully expanded the company into 3 cities which currently include Gainesville, Jacksonville, and Miami, Florida. Prior to this, Mr. Rill was a property finance manager for College Park Properties. Mr. Rill received an M.B.A. from the University of Florida in May 1996.

CPC - EXECUTIVE COMPENSATION

CPC has not entered into employment agreements with any of its employees
CPC - CERTAIN TRANSACTIONS
ITEM 18.	PROXY INFORMATION

FINANCIAL STATEMENTS
Financial Statements - TICN
Reports  of  Independent  Auditor, Kurt D. Saliger, CPA,  Dated
April 30, 1999.
Balance  Sheets as of April 30, 1999.
Statement of Operation for the years ended April 30, 1999.
Financial Statements - CPC
Report of Independent Auditor, Beard, Nertney, Kingery, Crouse & Hohl, P.A., dated December 31, 1998.
Balance  sheets  for the years ended December 31, 1998.    Statement
 of operation for the years ended December 31, 1998. Statement of stockholders' equity for the years ended December 31, 1998.
Statement of cash flows for the years ended December 31, 1998. Notes to financial statement dated December 31, 1998.
No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.


TABLE OF CONTENTS	Page
Available Information	Inside Front Cover
Prospectus/Proxy Summary	1
The Companies	1
The Merger - Summary	1
Risk Factors	2
Terms of Transaction	3
Special Meeting	3
The Transaction	4
Tax Consequences	4
Pro Forma Financial Information	5
Material Contacts with Company Being Acquired	7
Reoffering by Persons Deemed Underwriters	8
Interest of Named Experts and Counsel	8
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities	8
Information with Respect to Registrant	9
TICI - Business	9
Dilution	10
Capitalization	10
Selected Financial Information	11
Management	11
Principal Stockholders	14
Market Price and Dividend Policy	15
Description of Securities	15
Litigation	15
Information with Respect to CPC	17
CPC - Business	17
CPC - Selected Financial Information	17
CPC - Information Regarding CPC Securities	18
CPC - Management	18
CPC - Executive Compensation	18
CPC - Certain Transactions	19
Proxy Information	19
Financial Statements

PART II
ITEM 20.	INDEMNIFICATIONS OF OFFICERS AND DIRECTORS
The bylaws of TICN do not provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of CPC do provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.
Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him.
Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.
ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
This Registration Statement incorporates TICN's Form 10SB filed May 12,1999, and the following Exhibits thereto:

EXHIBITS
2.	Agreement of Merger
3.1	Articles of Incorporation - TICI
3.2 By-Laws - TICI
3.3 Articles of Incorporation - CPC
3.4 By-Laws - CPC

The following financial statements are also incorporated by reference to the Form 10-SB:




PRO-FORMA FINANCIAL STATEMENTS - TICN

Unaudited Pro-Forma Consolidated Balance Sheet as of March 31,
1999.
Unaudited Pro-Forma Consolidated Income Statement for the  March
31, 1999 quarter.
FINANCIAL STATEMENTS - TICN
Reports  of Independent Auditor, Kurt D.  Saliger, CPA dated
April 30, 1999.
Balance Sheets as of April 30, 1998.
Statement of Operation for the period ending April 30, 1999.

Statement of Stockholders' Equity for the period ending April 30, 1999.

Statement of Cash Flows for the period ending April 30, 1999.
Notes  to Financial Statements for TICN dated April 30, 1999.
FINANCIAL STATEMENTS - CPC

Report  of  Independent Auditor Beard Nertney Kingery Crouse &
Hohl P.A.
Statement of Operation for the period ending December 31, 1998. Statement of Stockholders' Equity for the period ending December
31, 1998..
Statement of Cash Flows for the period ending December 31, 1998.. Notes to Financial Statements for CPC dated December 31, 1998..
ITEM 22.	UNDERTAKINGS
(a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on June 23, 1999.

THEINTERNETCORP.NET,INC.



By:____________________________
      VINCENT VAN DEN BRINK,
CHAIRMAN OF THE BOARD,
PRESIDENT, CHIEF EXECUTIVE
OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




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